UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 13, 2006

A. M. Castle & Co.

(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 N. Wolf Road, Franklin Park, Illinois	60131

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Revised Press Release

Item 2.02 Results of Operations and Financial Condition
On March 13, 2006 A.M. Castle & Co. (the “Company”) issued a press release announcing the Company’s operational results for the year ended December 31, 2005 and filed the press release with the Securities and Exchange Commission on a Current Report on Form 8-K. On March 31, 2006, the Company issued a revised press release to report a change from the unaudited figures included in the Company’s March 13, 2006 release. A LIFO (last-in, first-out) inventory valuation adjustment resulted in a non-cash $4.0 million after-tax charge as compared to the results announced on March 13, 2006.
As part of the press release there is a bridge of the non-GAAP financial measurement of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to reported net income. It is shown below the disclosure of the GAAP figures for Operating income, Net income and Diluted earnings per share. This reconciliation of EBITDA to Net income is for the three months ended December 31, 2005 and December 31, 2004 and the year-end (12 months) ended December 31, 2005 and December 31, 2004.
The Company believes, however, that EBITDA is an important term and concept because of its use by the professional investment community, including the Company’s primary lenders. The Company believes the use of EBITDA is necessary to a proper understanding of the changes in the Company’s earnings.
This amendment is being furnished to include the revised press release updating the items referenced above. A copy of the revised press release is being attached as Exhibit 99.1 to this Current Report on Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
99.1	Revised Press Release dated March 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.

/s/ Lawrence A. Boik

Vice President and Chief Financial Officer
Date March 31, 2006